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                                                                     Exhibit 1.1

                Amended and Restated Articles of Incorporation
                                      of
                         Yorktownuniversity.com, Inc.

To the State Corporation Commission
Commonwealth of Virginia

     The following Amended and Restated Articles of Incorporation are hereby submitted on behalf of the corporation hereinafter named.


     1. The name of the corporation (hereinafter referred to as the "Corporation") is Yorktownuniversity.com, Inc.

     2. The Articles of Incorporation of the Corporation are amended and restated in their entirety to read as follows:


                                   ARTICLE I
                                     Name
                                     ----

     The name of the Corporation is Yorktownuniversity.com, Inc.


                                  ARTICLE II
                             Date of Incorporation
                             ---------------------

     The Corporation was incorporated on July 19, 1999.


                                 ARTICLE III
                      Registered Agent/Registered Office
                      ----------------------------------

          The registered agent of the Corporation is E. Scott Smalley, who is a member of the Virginia State Bar and a resident of Virginia. The address of the office of the registered agent of the Corporation is 16 North Church Street, P.O. Box 644, Berryville, Virginia 22611. The registered office of the Corporation is in Clarke County.


                                  ARTICLE IV
                                   Duration
                                   --------

     The Corporation shall have perpetual existence.

                                 ARTICLE V
                       Purposes and Kinds of Businesses
                       --------------------------------

     The purposes of the Corporation are:

          1.   to operate an online university and continuing education center;

          2. to engage in any other business activity reasonably complementary or supplementary to its operation of an online university and continuing education business; and

          3. lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.


                                 ARTICLE VI
                                     Stock
                                     -----

     1. The number of shares of common stock which the Corporation shall have authority to issue shall be 3,000,000 shares, par value $0.001 per share.

          The holders of the Common Stock shall, to the exclusion of the holders of the Preferred Stock, have the sole and full power to vote for the election of directors and for all other purposes without limitation except (i) as otherwise recited or provided in these Articles of Incorporation applicable to the Preferred Stock, (ii) with respect to a class or series of Preferred Stock, as shall be determined by the Board of Directors pursuant to this Article VI and
(iii) with respect to any voting rights provided by law.

     2. The number of shares of Preferred Stock which the Corporation shall have the authority to issue shall be 10,000 shares, par value $0.001 per share.

          The Board of Directors is hereby empowered to cause any class of the Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(k) below, as shall be determined by the Board of Directors. The shares of Preferred Stock of different classes or series may vary as to:


                    a. the designation of such class or series, the number of
               shares to constitute such class or series and the stated value thereof;

                    b. whether the shares of such class or series shall have
               voting rights in addition to any voting rights provided by law, and if so, the terms of such voting rights, which (i) may be general or limited, and (ii) may permit more than one vote per share;

                    c. the rate or rates (which may be fixed or variable) at
               which dividends, if any, are payable on such class or series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;
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                    d. whether the shares of such class or series shall be
               subject to redemption by the Corporation, and if so, the times, prices and other conditions of such redemption;

                    e. the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of, the Corporation;

                    f. whether the shares of such class or series shall be
               subject to the operation of a retirement or sinking fund, and if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                    g. whether the shares of such series shall be convertible
               into, or exchangeable for, shares of stock of any other class or any other series of such class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                    h. the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of such class;

                    i. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of such class or of any other class;

                    j. the ranking (be it pari passu, junior or senior) of each class or series as to the payment of dividends, the distribution of assets and all other matters; and

                    k. any other powers, preferences and relative,
               participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the Commonwealth of Virginia.

     3. Of the 10,000 shares of Preferred Stock authorized to be issued, up to 200 of such shares shall be designated as shares of Series A Convertible Preferred Stock and shall have such rights and preferences as are set forth in Annex A hereto.

     4. Any and all shares of Preferred Stock and Common Stock of the Corporation, at the time authorized but not issued and outstanding, may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently, in the case of shares of Preferred Stock, with the requirements set forth in the provisions of these Articles of Incorporation applicable to the Preferred Stock, at any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation.

     5. No holder of shares of any class of stock of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or
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hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.



                                  ARTICLE VII
                                   Directors
                                   ---------

     1.   The Board of Directors shall be divided into three classes, Class
I, Class II and Class III, as nearly equal in number as possible. Directors of the first class (Class I) shall be elected to hold office for a term expiring at the 2000 annual meeting of shareholders; directors of the second class (Class
II) shall be elected to hold office for a term expiring at the 2001 annual meeting of shareholders; and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 2002 annual meeting of shareholders. At each annual meeting of shareholders, the successors to the class of directors whose terms then shall expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

     2. Any one or more or all of the directors may be removed only with Cause, and then only by the holders of at least a majority of the shares then entitled to vote at an election of directors. For the purposes of these Articles, the term "Cause" shall mean:

          a. gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Corporation or any subsidiary or affiliate thereof;

          b. conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against the Corporation or any subsidiary or affiliate thereof;

          c. deliberate dishonesty of the director with respect to the Corporation or any subsidiary or affiliate thereof; or

          d. material dereliction of duties owed to the Corporation by a director.

     3. Advance notice of shareholder nominations for election of directors and other business to be brought by shareholders before a meeting of shareholders shall be given in the manner provided in the Bylaws of the Corporation.


                                 ARTICLE VIII
                                    Bylaws
                                    ------

          The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to any limitation thereof contained in the Bylaws. The shareholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.
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                                   ARTICLE IX
                    Special Meetings and Action by Consent
                    --------------------------------------

     Special meetings of shareholders may be called at any time only by the Chairman, the President or the Board of Directors. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. So long as the Corporation shall not be a public company, any action required or permitted to be taken by shareholders at any regular or special meeting of shareholders may be taken without a meeting and without prior notice by the written consent of the holders of shares of the Corporation having such voting power as would be required to take such action at a meeting at which all of the shareholders of the Corporation are present.


                                   ARTICLE X
                  Indemnification and Limitation of Liability
                  -------------------------------------------

     1. A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer to the full extent permitted by the Virginia Stock Corporation Act.

     2. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is or was a director or officer of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Virginia Stock Corporation Act, as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, except as provided in paragraph 3 of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right of indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Virginia Stock Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation, by action of its Board of Directors, may but shall not be obligated to provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     3. If a claim under paragraph 2 of this Article is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Virginia Stock Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the disinterested members of its Board of Directors, independent legal counsel, or its shareholders) to have
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made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Virginia Stock Corporation Act, nor an actual determination by the Corporation (including the disinterested members of its Board of Directors, independent legal counsel, or its shareholders) that the Claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     4. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     5. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Virginia Stock Corporation Act.



                                   ARTICLE XI
                         Rights, Options and Warrants
                       ---------------------------------

          Except as otherwise expressly provided herein, the creation or the issuance to directors, officers or employees of the Corporation or any subsidiary of the Corporation of rights, options or warrants for the purchase of Common Stock of the Corporation, where such rights, options or warrants are not issued or to be issued to shareholders of the Corporation generally, shall not require approval by the shareholders of the Corporation.


                                  ARTICLE XII
                           Control Share Acquisitions
                           --------------------------

     The provisions of Article 14 (Section 13.1-728.1 et seq.) of the Virginia Stock Corporation Act, as amended from time to time, shall not be applicable to the Corporation.
                                   *   *   *

     3. The date of the adoption of the amendments herein provided for was as of May 1, 2000.

     4. The amendments herein provided for were adopted by unanimous consent of all of the shareholders of the Corporation.

                                                                         ANNEX A

Series A Convertible Preferred Stock


     Section 1.    Amount.  The number of shares constituting the Series A
                   ------
Convertible Preferred Stock (the "Series A Preferred Stock") shall be 200. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of
           --------
Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.  Dividends and Distributions. The holders of shares of Series A
                 ---------------------------
Preferred Stock shall be entitled to receive out of funds legally available for the purpose dividends in an amount per share equal to any per share dividend paid on the Common Stock, payable from legally available funds simultaneously with the payment of such Common Stock dividend, when and if any such dividend shall be declared by the Board of Directors.

     Section 3.   Voting Rights. The Series A Preferred Stock shall vote as a
                  -------------
single class with the Common Stock (and any other shares issued from time to time with like rights to vote as a single class with the Common Stock) on all actions to be taken by the shareholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to one (1) vote per share on each such action to be taken.

     Section 4.    Certain Restrictions. The Corporation shall not:
                   --------------------

            (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock unless dividends are paid ratably on the Series A Preferred Stock and the Common Stock; or

            (ii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series A Preferred Stock.

     Section 5.   Reacquired Shares.  Any shares of Series A Preferred Stock
                  -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, but may not be reissued.

     Section 6.    Liquidation, Dissolution, or Winding Up.   Upon any
                   ---------------------------------------
liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share (such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Liquidation Preference"). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment to the holders of Series A Preferred Stock of the full Liquidation Preference, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Preferred Stock shall have been paid in full the Liquidation Preference, the remaining net assets of the Corporation may be distributed, next, to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock but senior to the Common Stock and, thereafter, ratably to the holders of the Common Stock and the Series A Preferred Stock.

     Section 7.    Redemption.  The shares of Series A Preferred Stock may be
                   ----------
redeemed in whole or in part by the Corporation at any time at a redemption price of $1,000.00 per share, plus the amount of dividends declared but unpaid at the date of redemption (the "Redemption Price"). Within 30 days after the mailing by the Corporation of a notice of redemption, the Corporation shall redeem such shares at the Redemption Price, payable in cash.

     Section 8.    Rank.  Unless the holders of more than 50% of the issued and
                   ----
outstanding shares of Series A Preferred Stock shall otherwise approve, the Series A Preferred Stock shall rank, with respect to the payment of the distribution of assets upon liquidation to the extent provided in Section 6 hereof, senior to all other series and classes of the Corporation's capital stock, including without limitation all other series of the Corporation's Preferred Stock.

     Section 9.    Conversion.
                   ----------

             (A) Option to Convert. Each share of Series A Preferred Stock may
                 -----------------
be converted in whole or in part into Common Stock at the option of either the holder or the Corporation within 30 days after the date the Corporation completes an initial public offering of its common stock at which at least $1,250,000 in gross offering proceeds is received by the Corporation (a "Qualified IPO"). Upon conversion, the holder shall receive such number of shares of Common Stock determined by dividing $1,000.00 per share, plus the amount of dividends declared but unpaid at the date of conversion by the price at which the Corporation offered and sold its shares in a Qualified IPO (the "IPO Price").

             (B) Notice of Election.  The election to convert Series A Preferred
                 ------------------
Stock into Common Stock shall be made by written notice delivered by the holder to the Corporation or by the Corporation to the holder, as the case may be, and shall be effective at such time as the Corporation shall determine, which shall not be later than ten (10) business days after the notice of conversion is sent.

             (C) Conversion Mechanics.  At or prior to the effective time of
                 --------------------
conversion pursuant to this Section 9, the holder shall surrender the certificate or certificates therefor to the Corporation, duly endorsed in blank for transfer, accompanied, in the case of an election to convert made by the holder, a written notice of such election on such form as may be prescribed from time to time by the Corporation. Notwithstanding the foregoing, if the holder shall fail to deliver certificates evidencing the Series A Preferred Stock upon conversion, the Corporation may deem the conversion to have been effected, in which event any certificates which evidenced the Series A Preferred Stock shall be deemed to evidence such number of shares of Common Stock as the holder has become entitled to receive. If any fractional share of Common Stock would be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder an amount in cash equal to Effective Price.